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                                                                   EXHIBIT 24.1



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the InterVoice, Inc. Employee Stock Purchase Plan of our report dated April 7, 1998, with respect to the consolidated financial statements and schedule of InterVoice, Inc. included in its Annual Report (Form 10-K) for the year ended February 28, 1998, filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG LLP

November 30, 1998
Dallas, Texas